Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference the registration statement of Capital Trust (f/k/a California Real Estate Investment Trust) on Form S-8 (File No. ____________), of our report dated February 14, 1997, on our audits of the consolidated financial statements California Real Estate Investment Trust and its subsidiary as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.






San Francisco, California                            Coopers & Lybrand LLP
November 4, 1997

652301.1